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                                                                  EXHIBIT 10.2.1

June 16, 2000

Mr. William J. Lindenmayer
President
International Fuel Technology, Inc.
7777 Bonhomme, Suite 1920
St. Louis, MO 63105

                                Re:  GEM Global Yield Fund Limited ("GEM")
                                     Debenture Purchase Agreement
                                     -------------------------------------

Dear Mr. Lindenmayer:

We represent GEM with regard to the Debenture Purchase Agreement between International Fuel Technology, Inc. ("IFUE") and GEM, dated February 25, 2000 (the "Agreement").

As per the terms of the Agreement, IFUE is to have taken effective with the Securities and Exchange Commission (the "SEC") a registration statement with regard to the Underlying Shares, as defined in the Agreement, no later than June 24, 2000 (the "Deadline"). IFUE is liable to GEM for certain penalties in the event the Deadline is not met.

As per your request, GEM is willing to extend the Deadline to August 24, 2000, under the following conditions:

     1. The Warrants, as defined in the Agreement, are delivered to GEM no later than June 24, 2000.

     2. The first sentence of Section 4.(c)(i) of the Agreement is modified to read:

         "(c) (i) The Conversion Price for each Debenture in effect on any Conversion Date shall be the lesser of (X) $0.8125 or 125% of the average closing bid price for the five (5) Trading Days immediately prior to the Closing Date ("Fixed Conversion Price") or (Y) 91% (ninety-one percent) of the average of the three (3) lowest closing bid prices during the twenty (20) day period ("Three Day Average Closing Bid Price") immediately preceding the Conversion Date ("Floating Conversion Price")."

     3. The Purchase Price, as defined in the Agreement, is modified to read "$1,500,000.00."

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International Fuel Technology, Inc.
Page Two
June 16, 2000




          4. All other provisions of the Agreement remain in full force and effect.

If IFUE agrees to the foregoing, please sign where indicated below and return a signed copy of this letter to me at the above address in New York. I will then have GEM sign and return a fully executed copy to you.

Thank you,



Yours truly,


Ronald Scott Moss

AGREED AND ACCEPTED:

International Fuel Technology, Inc.         GEM Global Yield Fund Limited


By: /s/ William J. Lindenmayer              By: /s/ Pierce Loughran
    ----------------------------                ----------------------------
William J. Lindenmayer                      Name: Pierce Loughran
President                                   Title: Director